EXHIBIT 99.1

Retail Opportunity Investments Corp. Reports First Quarter 2010 Results

Company Declares Cash Dividend

PURCHASE, N.Y., May 5, 2010 (GLOBE NEWSWIRE) -- Retail Opportunity Investments Corp (Nasdaq:ROIC) announced today financial and operating results for the quarter ended March 31, 2010.

HIGHLIGHTS

  Acquired 4 grocery-anchored shopping centers for $48.0 million during 1Q10
  To date, acquired 7 shopping centers for $93.3 million (since Oct. '09 formation)
  Funds From Operation (FFO) of $(1.2) million, or $(0.03) per share for 1Q10 (1)
  Net loss of $(1.6) million, earnings per share of $(0.04) for 1Q10
  No debt outstanding at March 31, 2010
  $330 million in cash available for investments at March 31, 2010
  Dividend of $0.06 per share of common stock declared by Board of Directors for 1Q10

(1) See the end of this press release for a reconciliation of GAAP net income to FFO.

Stuart A. Tanz, President and Chief Executive Officer of Retail Opportunity Investments Corp stated, "Since commencing operations as a shopping center REIT, we have made excellent progress in executing our acquisition program, investing $93.3 million thus far. Our pipeline is considerable and we are excited about the opportunities we are seeing in our targeted markets, where our team has successfully operated for over twenty years. With our market expertise and long-standing relationships, together with over $300 million in cash, we are well positioned to continue building a portfolio of quality shopping centers."

FINANCIAL RESULTS SUMMARY

Retail Opportunity Investments Corp ("ROIC") was formed in October 2009 and will elect to qualify as a real estate investment trust (a "REIT") for U.S federal income tax purposes commencing in the year ending December 31, 2010. Please refer to ROIC's filings with the Securities and Exchange Commission ("SEC") for additional information.

For the three months ended March 31, 2010, net income (loss) attributable to common stockholders for the quarter was $(1.6) million, or $(0.04) per basic and diluted share. FFO for the first quarter 2010 was $(1.2) million, or $(0.03) per basic and diluted share. ROIC reports FFO as a supplemental performance measure. See the end of this press release for a reconciliation of GAAP net income to FFO.

BALANCE SHEET SUMMARY

At March 31, 2010, ROIC had total assets of $402.1 million, including $330.0 million in cash, and no debt outstanding. Based on the market closing price of its common stock on March 31, 2010, ROIC had a total market capitalization of $420.7 million.

ACQUISITION SUMMARY

Since commencing operations as a shopping center REIT in October 2009, ROIC has acquired seven shopping centers for a total of $93.3 million, including four properties acquired during the first quarter of 2010. All of the property acquisitions to date have been funded with cash.

Paramount Plaza

In December 2009, ROIC acquired Paramount Plaza for $18.1 million. The property is a 95,000 square foot grocery and drug store anchored neighborhood shopping center. Paramount Plaza is located in Paramount, California, within the greater Los Angeles metropolitan area.

Santa Ana Downtown Plaza

In January 2010, ROIC acquired Santa Ana Downtown Plaza for $17.3 million. The property is a 100,306 square foot grocery-anchored community shopping center. Santa Ana Downtown Plaza is located in Santa Ana, California, within the greater Los Angeles metropolitan area.

Meridian Valley Shopping Center

In February 2010, ROIC acquired Meridian Valley Shopping Center for $7.1 million. The property is a 51,566 square foot grocery-anchored neighborhood shopping center. Meridian Valley is located in Kent, Washington, within the greater Seattle region.

Phillips Ranch Shopping Center

In February 2010, ROIC acquired Phillips Ranch Shopping Center for $7.4 million. The property is a 125,554 square foot grocery-anchored community shopping center (grocer contains in-store pharmacy). Philips Ranch is located in Pomona, California, within the greater Los Angeles metropolitan area.

The Market at Lake Stevens

In March 2010, ROIC acquired The Market at Lake Stevens for $16.2 million. The property is a 74,130 square foot grocery-anchored neighborhood shopping center. The Market at Lake Stevens is located in Lake Stevens, Washington, within the greater Seattle region.

Norwood Center

In April 2010, ROIC acquired Norwood Center for $13.5 million. The property is an approximately 90,000 square foot grocery and drug store anchored neighborhood shopping center. Norwood is located in Sacramento, California.

Pleasant Hill Marketplace

In April 2010, ROIC acquired Pleasant Hill Marketplace for $13.7 million. The property is an approximately 71,000 square foot neighborhood shopping center. Pleasant Hill Marketplace is located in Pleasant Hill, California, within the greater San Francisco metropolitan area.

CASH DIVIDEND

ROIC's Board of Directors has declared a cash dividend on its common stock of $.06 per share, payable on June 15, 2010 to holders of record on May 26, 2010.

WARRANT BUYBACK PROGRAM

ROIC's Board of Directors has authorized the repurchase of up to an aggregate of $40 million of its outstanding warrants. At March 31, 2010, ROIC had 49.4 million warrants outstanding, with a strike price of $12.00 per warrant and an expiration date of October 23, 2014. ROIC may make periodic purchases on the open market, or in privately negotiated transactions. The warrant repurchase program has no time limit.

CONFERENCE CALL

ROIC will conduct a conference call and audio webcast to discuss its quarterly results on May 5, 2010 at 11:00 a.m. Eastern Time. Members of the public who are interested in participating in the conference call should dial (877) 312-8783 (domestic), or (408) 940-3874 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the Conference ID: 67622423. A live webcast will also be available in listen-only mode at http://www.roicreit.com/.   The conference call will be recorded and available for replay beginning at 1:00 p.m. Eastern Time on May 5, 2010 and will be available until 12:00 a.m. Eastern Time on May 13, 2010. To access the conference call recording, dial (800) 642-1687 (domestic), or (706) 645-9291 (international) and use the Conference ID: 67622423. The conference call will also be archived on http://www.roicreit.com/ for approximately 90 days.

ABOUT RETAIL OPPORTUNITY INVESTMENTS CORP.

Retail Opportunity Investments Corp. is a corporation that intends to qualify as a REIT for U.S. federal incoming tax purposes and will acquire, own, lease, reposition and manage a diverse portfolio of necessity-based retail properties, including, primarily, well located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. ROIC targets properties strategically situated in densely populated, middle and upper income markets in the eastern and western regions of the United States. ROIC is headquartered in Purchase, New York and has a west coast office located in Encinitas (San Diego), CA. Additional information on Retail Opportunity Investments Corp. is available on the Company's website at www.roicreit.com.

The Retail Opportunity Investments Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6855

When used herein, the words "believes," "anticipates," "projects," "should," "estimates," "expects," and similar expressions are intended to identify forward-looking statements with the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended. Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of ROIC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Additional information regarding these and other factors is described in ROIC's filings with the SEC, including its most recent Annual Report on Form 10-K.

RETAIL OPPORTUNITY INVESTMENTS CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2010 (unaudited)	December 31, 2009
ASSETS
Real Estate Investments:
Land	$ 20,744,600	$ 6,346,871
Building and improvements	41,921,037	10,218,422
	62,665,637	16,565,293
Less: accumulated depreciation	221,085	20,388
Real Estate Investments, net	62,444,552	16,544,905
Cash and cash equivalents	330,017,232	383,240,827
Tenant Receivables	168,515	—
Notes Receivables	982,262	—
Deposits	973,000	—
Acquired lease intangible asset, net of accumulated amortization	4,134,453	1,820,151
Income taxes receivable	1,236,375	1,236,375
Prepaid expenses	364,900	147,634
Deferred charges, net of accumulated amortization	1,654,937	870,769
Other	77,624	12,852
Total assets	$ 402,053,850	$ 403,873,513

LIABILITIES AND EQUITY
Acquired lease intangibles liability, net of accumulated amortization	$ 2,314,189	$ 1,121,187
Accrued expenses	2,433,323	4,434,586
Due to related party	5,556	5,556
Tenants' security deposits	271,759	22,946
Other liabilities	243,688	94,463
Total liabilities	5,268,515	5,678,738

Equity:
Preferred stock, $.0001 par value 50,000,000 Authorized shares; none issued and outstanding	—	—
Common stock, $.0001 par value 500,000,000 shares Authorized; 41,569,675 shares issued and outstanding	4,156	4,156
Additional paid-in-capital	403,413,458	403,184,312
Accumulated deficit	(6,634,668)	(4,993,693)
Total Retail Opportunity Investments Corp. shareholders' equity	396,782,946	398,194,775
Noncontrolling interests	2,389	—
Total equity	396,785,335	398,194,775
Total liabilities and equity	$ 402,053,850	$ 403,873,513

RETAIL OPPORTUNITY INVESTMENTS CORP.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the Three Months Ended
	March 31, 2010	March 31, 2009
Revenues
Base rents	$ 1,108,683	$ --
Recoveries from tenants	260,649	--
Total revenues	1,369,332	--

Property operating	206,965	--
Property taxes	133,957	--
Depreciation and amortization	443,550	--
General & Administrative Expenses	2,152,926	406,398
Property acquisition costs	486,470	--
Total operating expenses	3,423,868	406,398

Operating loss	(2,054,536)	(406,398)
Non-operating income (expenses)
Interest Income	413,561	73,506
Benefit for Income Taxes	--	(113,163)
Net Loss Attributable to Retail Opportunity Investments Corp.	$ (1,640,975)	$ (219,729)
Weighted average shares outstanding Basic and diluted:	41,569,675	51,750,000
Loss per share Basic and diluted:	$ (0.04)	$ (0.00)

CALCULATION OF FUNDS FROM OPERATIONS
(unaudited)

Net (Loss) Income for period	$ (1,640,975)

Plus: Real property depreciation	174,779
Amortization of tenant improvements and allowances	26,819
Amortization of deferred leasing costs	241,952
Funds from operations	$ (1,197,425)
Net Cash Provided by (Used in):
Operating Activities	$ (3,219,301)
Investing Activities	$ (50,006,683)
Financing Activities	$ 2,389

ROIC computes FFO in accordance with the "White Paper" on FFO published by NAREIT, which defines FFO as net income attributable to common shareholders (determined in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus real estate related depreciation and amortization, and after adjustments for partnerships and unconsolidated joint ventures. FFO as defined by ROIC may not be comparable to similarly titled items reported by other real estate investment trusts due to possible differences in the application of the NAREIT definition used by such REITs.  The table above provides a reconciliation of net income applicable to stockholders in accordance with GAAP to FFO for the three months ended March 31, 2010. FFO for the three months ended March 31, 2009 is not provided, since no real estate assets were owned by ROIC during this period.

CONTACT:  Retail Opportunity Investments Corp.
          (914) 272-8080